Exhibit 99.1

BioPlus Acquisition Corp. Announces Termination of Business Combination Agreement with Avertix Medical, Inc. and its Intention to Liquidate

New York, NY, Oct. 04, 2023 (GLOBE NEWSWIRE) -- BioPlus Acquisition Corp. (“BIOS” or the “Company”) (Nasdaq: BIOS) announced today that (i) BIOS, Avertix Medical, Inc. and certain other parties have mutually agreed to terminate their previously announced business combination agreement and plan of reorganization (the “Business Combination Agreement”), effective as of October 4, 2023 and (ii) it intends to liquidate as soon as practicable after October 4, 2023 and to return funds to holders of its Class A ordinary shares that were included in the units issued in the Company’s initial public offering (“Public Shares”).

The Business Combination Agreement was dated as of May 2, 2023. The parties have signed an agreement terminating the Business Combination Agreement on mutually acceptable terms, which also makes void the ancillary documents to the Business Combination Agreement.

In view of the termination of the Business Combination Agreement, BIOS determined that it would be unable to consummate an initial business combination within the time period in its Amended and Restated Memorandum and Articles of Association, as amended (the “Charter”) and BIOS intends to dissolve and liquidate in accordance with the provisions of its Charter (“Liquidation”).

BIOS expects to redeem all of its Public Shares for an estimated redemption price of approximately $10.79 per share (the “Redemption Amount”) after the payment of taxes and dissolution expenses. Record holders will receive their pro rata portion of the proceeds of the trust account by delivering their Public Shares to Continental Stock Transfer & Trust Company, the Company’s transfer agent. Beneficial owners of Public Shares held in “street name,” however, will not need to take any action in order to receive the redemption amount. The redemption of the Public Shares is expected to be completed within ten business days after October 4, 2023.

The Company’s sponsor has agreed to waive its redemption rights with respect to its outstanding Class B ordinary shares issued prior to the Company’s initial public offering and the Class A ordinary shares contained in the units issued in a private placement concurrent with the initial public offering.

There will be no redemption rights or liquidating distributions with respect to the Company’s warrants, which will expire worthless.

About BioPlus Acquisition Corp.

BioPlus Acquisition Corp. was formed for the purpose of effecting a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination with one or more businesses. It is focused on identifying opportunities in the healthcare industry across the U.S., EU, Israel and Australasia.

FORWARD-LOOKING STATEMENTS

The press release includes certain statements that are not historical facts but are forward-looking statements for purposes of the safe harbor provisions under the U.S. Private Securities Litigation Reform Act of 1995. Forward-looking statements generally are accompanied by words such as “believe,” “may,” “will,” “estimate,” “continue,” “anticipate,” “intend,” “expect,” “should,” “would,” “plan,” “predict,” “potential,” “seem,” “seek,” “future,” “outlook,” and similar expressions that predict or indicate future events or trends or that are not statements of historical matters. These statements are based on various assumptions and on the current expectations of the Company’s management and are not predictions of actual performance. These forward-looking statements are provided for illustrative purposes only and are not intended to serve as, and must not be relied on by any investor as, a guarantee, an assurance, a prediction or a definitive statement of fact or probability. Actual events and circumstances are difficult or impossible to predict and will differ from assumptions. Many actual events and circumstances are beyond the control of the Company. These forward-looking statements are subject to a number of risks and uncertainties. A more complete discussion of the risks and uncertainties facing the Company is contained in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2022 under the heading “Risk Factors,” and other documents of the Company filed, or to be filed, with the Securities and Exchange Commission. If the risks materialize or assumptions prove incorrect, actual results could differ materially from the results implied by these forward-looking statements. There may be additional risks that the Company presently does not know or that the Company currently believes are immaterial that could also cause actual results to differ from those contained in the forward-looking statements. In addition, forward-looking statements reflect the Company’s expectations, plans or forecasts of future events and views as of the date hereof. The Company anticipates that subsequent events and developments will cause the Company’s assessments to change. However, while the Company may elect to update these forward-looking statements at some point in the future, the Company specifically disclaims any obligation to do so. These forward-looking statements should not be relied upon as representing the Company’s assessments as of any date subsequent to the date of this press release. Accordingly, undue reliance should not be placed upon the forward-looking statements.

Contact

Ross Haghighat

Jonathan Rigby

BioPlus Acquisition Corp.

info@bioplusspac.com